EXHIBIT 3.2

BYE-LAWS

of

HELEN OF TROY LIMITED

TABLE OF CONTENTS

Bye-Law		Page

1	Interpretation	1
2	Board of Directors	2
3	Management of the Company	2
4	Power to appoint managing director or chief executive officer	3
5	Power to appoint manager	3
6	Power to authorise specific actions	3
7	Power to appoint attorney	3
8	Power to delegate to a committee	3
9	Power to appoint and dismiss employees	4
10	Power to borrow and charge property	4
11	Power to purchase shares of or discontinue the Company	4
12	Election of Directors	4
13	Defects in appointment of Directors	4
14	Alternate Directors	4
15	Removal of Directors	5
16	Vacancies on the Board	5
17	Notice of meetings of the Board	6
18	Quorum at meetings of the Board	6
19	Meetings of the Board	6
20	Unanimous written resolutions	6
21	Contracts and disclosure of Directors’ interests	6
22	Remuneration of Directors	7
23	Officers of the Company	7
24	Appointment of Officers	7
25	Remuneration of Officers	7
26	Duties of Officers	7
27	Chairman of meetings	8
28	Register of Directors and Officers	8
29	Obligations of Board to keep minutes	8
30	Indemnification of Directors and Officers of the Company	9
31	Waiver of claim by Member	9
32	Notice of annual general meeting	9
33	Notice of special general meeting	10
34	Accidental omission of notice of general meeting	10
35	Meeting called on requisition of members	10
36	Short notice	10

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37	Postponement of meetings	10
38	Quorum for general meeting	10
39	Adjournment of meetings	11
40	Attendance at meetings	11
41	Written resolutions	11
42	Attendance of Directors	12
43	Voting at meetings	12
44	Voting on show of hands	12
45	Decision of chairman	12
46	Demand for a poll	12
47	Seniority of joint holders voting	13
48	Instrument of proxy	13
49	Representation of corporations at meetings	14
50	Rights of shares	14
51	Variation of rights and alteration of share capital, financial assistance	14
52	Registered holder of shares	15
53	Death of a joint holder	15
54	Share certificates	15
55	Calls on shares	16
56	Forfeiture of Shares	16
57	Contents of Register of Members	16
58	Inspection of Register of Members	17
59	Determination of record dates	17
60	Instrument of transfer	17
61	Restriction on Transfer	17
62	Transfers by joint holders	18
63	Representative of deceased Member	18
64	Registration on death or bankruptcy	18
65	Declaration of dividends by Board	18
66	Other distributions	18
67	Reserve fund	19
68	Deduction of amounts due to the Company	19
69	Issue of bonus shares	19
70	Records of account	19
71	Financial year end	20
72	Financial statements	20
73	Appointment of Auditor	20
74	Remuneration of Auditor	20
75	Vacation of office of Auditor	20
76	Access to books of the Company	20
77	Report of the Auditor	20
78	Notices to Members of the Company	21
79	Notices to joint Members	21
80	Service and delivery of notice	21

ii

81	The seal	21
82	Manner in which seal is to be affixed	21
83	Winding-up/distribution by liquidator	22
84	Alteration of Bye-laws	22

iii

INTERPRETATION

1.                                       Interpretation

(1)                                                                                  In these Bye-laws the following words and expressions shall, where not inconsistent with the context, have the following meanings respectively:

(a)                                  “Act” means the Companies Act 1981 as amended from time to time;

(b)                                 “Alternate Directors” means an alternate Director appointed in accordance with these Bye-laws;

(c)                                  “Auditor” includes any individual or partnership;

(d)                                 “Board” means the Board of Directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the Directors present at a meeting of Directors at which there is a quorum;

(e)                                  “Company” means the company for which these Bye-laws are approved and confirmed;

(f)                                    “Director” means a director of the Company and shall include an Alternate Director;

(g)                                 “Member” means the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means a person whose name stands first in the Register of Members as one of such joint holders or all of such persons as the context so requires;

(h)                                 “notice” means written notice as further defined in these Bye-laws unless otherwise specifically stated;

(i)                                     “Officer” means any person appointed by the Board to hold an office in the Company;

(j)                                     “Register of Directors and Officers” means the Register of Directors and Officers referred to in these Bye-laws;

(k)                                  “Register of Members” means the Register of Members referred to in these Bye-laws; and

(l)                                     “Secretary” means the person appointed to perform any or all the duties of secretary of the Company and includes any deputy or assistant secretary.

(2)                                                                                  In these Bye-laws, where not inconsistent with the context:

(a)                                  words denoting the plural number include the singular number and vice versa;

(b)                                 words denoting the masculine gender include the feminine gender;

(c)                                  words importing persons include companies, associations or bodies of persons whether corporate or not;

(d)                                 the word:

(i)                                     “may” shall be construed as permissive;

(ii)                                  “shall” shall be construed as imperative; and

(e)                                  unless otherwise provided herein words or expressions defined in the Act shall bear the-same meaning in these Bye-laws.

(3)                                                                                  Expressions referring to writing or written shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic transmission and other modes of representing words in a visible form.

(4)                                                                                  Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

(5)                                                                                  For purposes of these Bye-laws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

BOARD OF DIRECTORS

2.                                       Board of Directors

The business of the Company shall be managed and conducted by the Board.

3.                                       Management of the Company

(1)                                                                                  In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by statute or by these Bye-laws, required to be exercised by the Company in general meeting subject, nevertheless, to these Bye-laws, the provisions of any statute and to such regulations as may be prescribed by the Company in general meeting.

(2)                                                                                  No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

(3)                                                                                  The Board may procure that the Company pays all expenses incurred in promoting and incorporating the Company.

(4)                                                                                  When and as authorised by the affirmative vote or the written consent of the holders of shares holding at the date of the resolution or consent as the case may be not less than sixty-six and two thirds percent of the paid up share capital of the Company as at the date of the resolution or consent carries the right to vote at general meetings of the Company, and not otherwise, the Board shall have the power to sell, lease or exchange all the property and assets of the Company, including its goodwill and its corporate franchises upon such temps and conditions and for such consideration, which may be in whole or in part shares of stock, in, and/or other securities of, any other company or companies, as the Board shall deem expedient and for the best interest of the Company.

4.                                       Power to appoint managing director or chief executive officer

The Board may from time to time appoint one or more Directors to the office of managing director or chief executive officer of the Company who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company.

5.                                       Power to appoint manager

The Board may appoint a person to act as manager of the Company’s day to day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business.

6.                                       Power to authorise specific actions

The Board may from time to time and at any time authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

7.                                       Power to appoint attorney

The Board may from time to time and at any time by power of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney’s personal seal with the same effect as the affixation of the seal of the Company.

8.                                       Power to delegate to a committee

The Board may delegate any of its powers to a committee appointed by the Board and every such committee shall conform to such directions as the Board shall impose on them.

9.                                       Power to appoint and dismiss employees

The Board may appoint, suspend or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties.

10.                                 Power to borrow and charge property

The Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party.

11.                                 Power to purchase shares of or discontinue the Company

(1)                                  Subject to the provisions of Section 42A of the Act, the Board may exercise all the powers of the Company to purchase all or any part of its own shares.

(2)                                  The Board may exercise all the powers of the Company to discontinue the Company to a named country or jurisdiction outside Bermuda pursuant to Section 1326 of the Act.

12.                                 Election of Directors

The Board shall consist of not less than two Directors or such number in excess thereof as the Members may from time to time determine who shall be elected or appointed in the first place at the statutory meeting of the Company and thereafter, except in the case of casual vacancy, at the annual general meeting or at any special general meeting called for the purpose and who shall hold office for such term as the Members may determine or, in the absence of such determination, until the next annual general meeting or until their successors are elected or appointed or their office is otherwise vacated, and any general meeting may authorise the Board to fill any vacancy in their number left unfilled at a general meeting.

13.                                 Defects in appointment of Directors

All acts done bona fide by any meeting of the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

14.                                 Alternate Directors

(1)                                                                                  Any general meeting of the Company may elect a person or persons to act as a Director in the alternative to any one or more of the Directors of the Company or may authorise the Board to appoint such Alternate Directors. Any person so appointed shall have all the rights and powers of the Director or Directors for whom such person is appointed in the alternative provided that such person shall not be counted more than once in determining whether or not a quorum is present.

(2)                                                                                  An Alternate Director shall be entitled to receive notice of all meetings of the Board and to attend and vote at any such meeting at which a Director for whom such Alternate Director was appointed in the alternative is not personally present and generally to perform at such meeting all the functions of such Director for whom such Alternate Director was appointed.

(3)                                                                                  An Alternate Director shall cease to be such if the Director for whom such Alternate Director was appointed ceases for any reason to be a Director but may be re-appointed by the Board as alternate to the person appointed to fill the vacancy in accordance with these Bye-laws.

15.                                 Removal of Directors

(1)                                                                                  Subject to any provision to the contrary in these Bye-laws, the Members may, at any special general meeting convened and held in accordance with these Bye-laws, remove a Director provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 60 days before the meeting and at such meeting such Director shall be entitled to be heard on the motion for such Director’s removal.

(2)                                                                                  A vacancy on the Board created by the removal of a Director under the provisions of subparagraph (1) of this Bye-law may be filled by the Members at the meeting at which such Director is removed and, in the absence of such election or appointment, the Board may fill the vacancy.

16.                                 Vacancies on the Board

(1)                                                                                  The Board shall have the power from time to time and at any time to appoint any person as a Director to fill a vacancy on the Board occurring as the result of the death, disability, disqualification or resignation of any Director and to appoint an Alternate Director to any Director so appointed.

(2)                                                                                  The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting of the Company or (ii) preserving the assets of the Company.

(3)                                                                                  The office of Director shall be vacated if the Director:

(a)                                  is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

(b)                                 is or becomes bankrupt or makes any arrangement or composition with his creditors generally;

(c)                                  is or becomes of unsound mind or dies;

(d)                                 resigns his or her office by notice in writing to the Company.

17.                                 Notice of meetings of the Board

(1)                                                                                  A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board.

(2)                                                                                  Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally in person -or by telephone or otherwise communicated or sent to such Director by post, cable, telex, telecopier, facsimile, electronic transmission or other mode of representing words in a legible and non-transitory form at such Director’s last known address or any other address given by such Director to the Company for this purpose.

18.                                 Quorum at meetings of the Board

The quorum necessary for the transaction of business at a meeting of the Board shall be two Directors, provided that at any time the Company is listed on an appointed stock exchange, as that term is defined in the Act, the quorum necessary for the transaction of business at a meeting of the Board shall be a majority of the Directors.

19.                                 Meetings of the Board

(1)                                                                                  The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit.

(2)                                                                                  Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

(3)                                                                                  A resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

20.                                 Unanimous written resolutions

A resolution in writing signed by all the Directors which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution. For the purposes of this Bye-law only, “Director” shall not include an Alternate Director.

21.                                 Contracts and disclosure of Directors’ interests

(1)                                                                                  Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in a professional capacity for the Company and such Director or such Director’s firm, partner or such company shall be entitled to remuneration for professional services as if such Director were not a Director, provided that nothing herein contained shall authorise a Director or Director’s firm, partner or such company to act as Auditor of the Company.

(2)                                                                                  A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.

(3)                                                                                  Following a declaration being made pursuant to this Bye-law, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

22.                                 Remuneration of Directors

The remuneration, (if any) of the Directors shall be determined by the Company in general meeting and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses property incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.

OFFICERS

23.                                 Officers of the Company

The Officers of the Company shall consist of a President and a Vice President or a Chairman and a deputy Chairman, a Secretary and such additional Officers as the Board may from time to time determine all of whom shall be deemed to be Officers for the purposes of these Bye-laws.

24.                                 Appointment of Officers

(1)                                                                                  The Board shall, as soon as possible after the statutory meeting of Members and after each annual general meeting appoint a President and Vice President or a Chairman and Deputy Chairman who shall be Directors.

(2)                                                                                  The Secretary and additional Officers, if any, shall be appointed by the Board from time to time.

25.                                 Remuneration of Officers

The Officers shall receive such remuneration as the Board may from time to time determine.

26.                                 Duties of Officers

The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

27.                                 Chairman of meetings

Unless otherwise agreed by a majority of those attending and entitled to attend and vote thereat, the Chairman, if there be one, and if not the President shall act as chairman at all meetings of the Members and of the Board at which such person is present. In their absence the Deputy Chairman or Vice President, if present, shall act as chairman and in the absence of all of them a chairman shall be appointed or effected by those present at the meeting and entitled to vote.

28.                                 Register of Directors and Officers

(1)                                                                                  The Board shall cause to be kept in one or more books at its registered office a Register of Directors and Officers and shall enter therein the following particulars with respect to each Director and the President, each Vice-President, the Chairman, and each Deputy Chairman, provided that each such person is a Director and the Secretary, that is to say:

(a)                                  first name and surname; and

(b)                                 address.

(2)                                                                                  The Board shall, within the period of fourteen days from the occurrence of:

(a)                                  any change among its Directors, the President, any Vice-President, the Chairman, and any Deputy Chairman, provided that each such person is a Director, and in the Secretary; or

(b)                                 any change in the particulars contained in the Register of Directors and Officers,

cause to be entered on the Register of Directors and Officers the particulars of such change and the date on which such change occurred.

(3)                                                                                  The Register of Directors and Officers shall be open to inspection at the office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection.

MINUTES

29.                                 Obligations of Board to keep minutes

The Board shall cause minutes to be duly entered in books provided for the purpose:

(a)                                  of all elections and appointments of Officers;

(b)                                 of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

(c)                                  of all resolutions and proceedings of general meetings of the Members, meetings of the Board, meetings of managers and meetings of committees appointed by the Board.

INDEMNITY

30.                                 Indemnification of Directors and Officers of the Company

The Directors, Secretary and other Officers for the time being of the Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any wilful negligence, wilful default, fraud or dishonesty which may attach to any of said persons.

31.                                 Waiver of claim by Member

Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company, PROVIDED THAT such waiver shall not extend to any matter in respect of any wilful negligence, wilful default, fraud or dishonesty which may attach to such Director or Officer.

MEETINGS

32.                                 Notice of annual general meeting

The annual general meeting of the Company shall be held in each year other than the year of incorporation at such time and place as the President or the Chairman or any two Directors or any Director and the Secretary or the Board shall appoint. At least ten and not more than sixty days notice of such meeting shall be given to each Member stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable the other business to be conducted at the meeting.

33.                                 Notice of special general meeting

The President or the Chairman or any two Directors or any Director and the Secretary or the Board may convene a special general meeting of the Company whenever in their judgment such a meeting is necessary, upon not less than ten and not more than sixty days’ notice which shall state the time, place and the general nature of the business to be considered at the meeting.

34.                                 Accidental omission of notice of general meeting

The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

35.                                 Meeting called on requisition of Members

Notwithstanding anything herein, the Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings of the Company, forthwith proceed to convene a special general meeting of the Company and the provisions of section 74 of the Act shall apply.

36.                                 Short notice

A general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Bye-laws, be deemed to have been property called if it is so agreed by (i) all the

Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

37.                                 Postponement of meetings

The Board may postpone any general meeting called in accordance with the provisions of these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

38.                                 Quorum for general meeting

At any general meeting of the Company two persons present in person and representing in person or by proxy in excess of 50% of the total issued voting shares in the Company throughout the meeting shall form a quorum for the transaction of business, PROVIDED that if the Company shall at any time have only one Member, one Member present in person or by proxy shall form a quorum for the transaction of business at any general meeting of the Company held during such time. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Board may determine.

39.                                 Adjournment of meetings

The chairman of a general meeting may, with the consent of the Members at any general meeting at which a quorum is present (and shall if so directed), adjourn the meeting. Unless the meeting is adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

40.                                 Attendance at meetings

Members may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

41.                                 Written resolutions

(1)                                                                                  Subject to subparagraph (6), anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members of the Company, may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

(2)                                                                                  A resolution in writing may be signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members, or any class thereof, in as many counterparts as may be necessary.

(3)                                                                                  For the purposes of this Bye-law, the date of the resolution is the date when the resolution is signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, the last Member to sign and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

(4)                                                                                  A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

(5)                                                                                  A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of sections 81 and 82 of the Act.

(6)                                                                                  This Bye-law shall not apply to:

(a)                                  a resolution passed pursuant to section 89(5) of the Act; or

(b)                                 a resolution passed for the purpose of removing a Director before the expiration of his term of office under these Bye-laws.

42.                                 Attendance of Directors

The Directors of the Company shall be entitled to receive notice of and to attend and be heard at any general meeting.

43.                                 Voting at meetings

(1)                                                                                  Subject to the provisions of the Act and these, Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the provisions of these Bye-laws and in the case of an equality of votes the resolution shall fail.

(2)                                                                                  No Member shall be entitled to vote at any general meeting unless such Member has paid all the calls on all shares held by such Member.

44.                                 Voting on show of hands

At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to the provisions of these Bye-laws, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his or her hand.

45.                                 Decision of chairman

At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these Bye-laws, be conclusive evidence of that fact.

46.                                 Demand for a poll

(1)                                                                                  Notwithstanding the provisions of the immediately preceding two Bye-laws, at any general meeting of the Company, in respect of any question proposed for the consideration of the Members (whether before or on the declaration of the result of a show of hands as provided for in these Bye-laws), a poll may be demanded by any of the following persons:

(a)                                  the chairman of such meeting; or

(b)                                 at least three Members present in person or represented by proxy; or

(c)                                  any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or

(d)                                 any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all such shares conferring such right.

(2)                                                                                  Where, in accordance with the provisions of subparagraph (1) of this Bye-law, a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted in the manner set out in sub-paragraph (4) of this Bye-Law or in the case of a general meeting at which one or more Members are present by telephone in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands.

(3)                                                                                  A poll demanded in accordance with the provisions of subparagraph (1) of this Bye-law, for the purpose of electing a chairman or on a question of adjournment, shall be taken forthwith and a poll demanded on any other question shall be taken in such manner and at such time and place as the chairman may direct and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

(4)                                                                                  Where a vote is taken by poll, each person present and entitled to vote shall be furnished with a ballot paper on which such person shall record his or her vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. At the conclusion of the poll, the ballot papers shall be examined and counted by a committee of not less than two Members or proxy holders appointed by the chairman for the purpose and the result of the poll shall be declared by the chairman.

47.                                 Seniority of joint holders voting

In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

48.                                 Instrument of proxy

The instrument appointing a proxy shall be (a) in writing in the form, or as near thereto as circumstances admit, of Form “A” in the Schedule hereto, under the hand of the appointor or of the appointor’s attorney duly authorised in writing, or if the appointor is a corporation, either under its seal, or under the hand of a duly authorised officer or attorney or (b) such telephonic, electronic transmission or other means as may be approved by the Board from time to time. The decision of the chairman of any general meeting as to the validity of any instrument of proxy shall be final.

49.                                 Representation of corporations at meetings

A corporation which is a Member may, by written instrument, authorise such person as it thinks fit to act as its representative at any meeting of the Members and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member. Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he or she thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

SHARE CAPITAL AND SHARES

50.                                 Rights of shares

(1)                                                                                  The authorised share capital of the Company may be divided into common shares (“Common Shares”) and preference shares (“Preference Shares”).

(2)                                                                                  The Common Shares shall be entitled to one vote per share and to such dividends and distributions as may be declared or may be payable in-accordance with these Bye-laws.

(3)                                                                                  The Preference Shares may be issued from time to time in one or more classes. The Board hereby is authorized to fix or alter by resolution or resolutions, the designations, preferences and relative participating, optional or other special rights of the shares of each such class and the qualifications, limitations, or restrictions thereon, including but not limited to, determination of the dividend rights, dividend rates, conversion rights, voting rights, rights in terms of redemption (including sinking fund provisions), redemption price or prices and liquidation preferences of any wholly unissued class of Preference Shares and the number of shares constituting any such class and the designation thereof or any of them; and to increase or decrease the number of shares of any class subsequent to the issue of shares of such class then outstanding. In case the number of shares of any class shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares in such class.

51.                                 Variation of rights and alteration of share capital, financial assistance

(1)                                                                                  If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class in accordance with Section 47 (7) of the Act. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

(2)                                                                                  The Company may from time to time by resolution of the Members change the currency denomination of, increase, alter or reduce its share capital in accordance with the provisions of Sections 45 and 46 of the Act. Where, on any alteration of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit including, without limiting the generality of the foregoing, the issue to Members, as appropriate, of fractions of shares and/or arranging for the sale or transfer of the fractions of shares of Members.

(3)                                                                                  The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of a purchase or subscription made or to be made by any person of or for any shares in the Company, but nothing in this Bye-Law shall prohibit transactions mentioned in Sections 39A, 39B and 39C of the Act.

52.                                 Registered holder of shares

(1)                                                                                  The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable or other claim to, or interest in, such share on the part of any other person.

(2)                                                                                  Any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the Member at such Member’s address in the Register of Members or, in the case of joint holders, to such address of the holder first named in the Register of Members, or to such person and to such address as the holder or joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

53.                                 Death of a joint holder

Where two or more persons are registered as joint holders of a share or shares then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

54.                                 Share certificates

(1)                                                                                  Every Member shall be entitled to a certificate under the seal of the Company (or a facsimile thereof) specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up aid, if not, how much has been paid thereon. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

(2)                                                                                  The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom such shares have been allotted.

(3)                                                                                  If any such certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

55.                                 Calls on shares

(1)                                                                                  The Board may from time to time make such calls as it thinks fit upon the Members in respect of any monies unpaid on the shares allotted to or held by such Members and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

(2)                                                                                  The Board may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

56.                                 Forfeiture of shares

(1)                                                                                  If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward to such Member a notice in the form, or as near thereto as circumstances admit, of Form “B” in the Schedule hereto.

(2)                                                                                  If the requirements of such notice are not complied with, any such share may at anytime thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.

(3)                                                                                  A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

REGISTER OF MEMBERS

57.                                 Contents of Register of Members

The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the following particulars:

(a)                                  the name and address of each Member, the number and, where appropriate, the class of shares held by such Member and the amount paid or agreed to be considered as paid on such shares;

(b)                                 the date on which each person was entered in the Register of Members; and

(c)                                  the date on which any person ceased to be a Member for one year after such person so ceased.

58.                                 Inspection of Register of Members

The Register of Members shall be open to inspection at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Members may, after notice has been given by advertisement in an appointed newspaper to that effect, be closed for any time or times not exceeding in the whole thirty days in each year.

59.                                 Determination of record dates

Notwithstanding any other provision of these Bye-laws, the Board may fix any date as the record date for:

(a)                                  determining the Members entitled to receive any dividend; and

(b)                                 determining the Members entitled to receive notice of and to vote at any general meeting of the Company.

TRANSFER OF SHARES

60.                                 Instrument of transfer

(1)                                                                                  Shares may be transferred either by an instrument of transfer in the form of Form “C” in the Schedule hereto (or as near thereto as circumstances admit) or in such other common form as the Board may accept or by such electronic means as may be consistent with the rules or regulations of any exchange or quotation system on which shares are listed or quoted, PROVIDED that shares may only be transferred without a written instrument if transferred by an appointed agent or otherwise in accordance with the Act. Any physical instrument of transfer shall be signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferree in the Register of Members.

(2)                                                                                  The Board may refuse to recognize any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates or by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

61.                                 Restriction on transfer

(1)                                                                                  The Board shall refuse to register a transfer unless all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda have been obtained.

(2)                                                                                  If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

62.                                 Transfers by joint holders

The joint holders of any share or shares may transfer such share or shares to one or more of such joint holders, and the surviving holder or holders of any share or shares previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

TRANSMISSION OF SHARES

63.                                 Representative of deceased Member

In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the provisions of Section 52 of the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may in its absolute discretion decide as being properly authorised to deal with the shares of a deceased Member.

64.                                 Registration on death or bankruptcy

Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in the form, or as near thereto as circumstances admit, of Form “D” in the Schedule hereto. On the presentation thereof to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member but the Board shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member’s death or bankruptcy, as the case may be.

DIVIDENDS AND OTHER DISTRIBUTIONS

65.                                 Declaration of dividends by the Board

The Board may, subject to these Bye-laws and in accordance with Section 54 of the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets.

66.                                 Other distributions

The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company.

67.                                 Reserve fund

The Board may from time to time before declaring a dividend set aside, out of the surplus or profits of the Company, such sum as it thinks proper as a reserve fund to be used to meet contingencies or for equalising dividends or for any other special purpose.

68.                                 Deduction of Amounts due to the Company

The Board may deduct from the dividends or distributions payable to any Member all monies due, from such Member to the Company on account of calls or otherwise

CAPITALISATION

69.                                 Issue of bonus shares

(1)                                                                                  The Board may resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

(2)                                                                                  The Company may capitalise any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

ACCOUNTS AND FINANCIAL STATEMENTS

70.                                 Records of account

The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

(a)                                  all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

(b)                                 all sales and purchases of goods by the Company; and

(c)                                  the assets and liabilities of the Company.

Such records of account shall be kept at the registered office of the Company or, subject to Section 83(2) of the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

71.                                 Financial year end

The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be the last day of February in each year.

72.                                 Financial statements

Subject to any rights to waive laying of accounts pursuant to Section 88 of the Act, financial statements as required by the Act shall be laid before the Members in general meeting.

AUDIT

73.                                 Appointment of Auditor

Subject to Section 88 of the Act, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Members shall be appointed by them as Auditor of the accounts of the Company. Such Auditor may be a Member but no Director, Officer or employee of the Company shall, during his or her continuance in office, be eligible to act as an Auditor of the Company.

74.                                 Remuneration of Auditor

The remuneration of the Auditor shall be fixed by the Company in general meeting or in such manner as the Members may determine.

75.                                 Vacation of office of Auditor

If the office of Auditor becomes vacant by the resignation or death of the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor’s services are required, the Board shall, as soon as practicable, convene a special general meeting to fill the vacancy thereby created.

76.                                 Access to books of the Company

The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

77.                                 Report of the Auditor

(1)                                                                                  Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to Section 88 of the Act, the accounts of the Company shall be audited at least once in every year.

(2)                                                                                  The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in general meeting.

(3)                                                                                  The generally accepted auditing standards referred to in subparagraph (2) of this Bye-law may be those of a country or jurisdiction other than Bermuda. If so, the financial statements and the report of the Auditor must disclose this fact and name such country or jurisdiction.

NOTICES

78.                                 Notices to Members of the Company

A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member’s address in the Register of Members or to such other address given for the purpose. For the purposes of this Bye-law, a notice may be sent by mail, courier service, cable, telex, telecopier, facsimile, electronic transmission or other mode of representing words in a legible and non-transitory form.

79.                                 Notices to joint Members

Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

80.                                 Service and delivery of notice

Any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile, electronic transmission or other method as the case may be.

SEAL OF THE COMPANY

81.                                 The seal

The seal of the Company shall be in such form as the Board may from time to time determine. The Board may adopt one or more duplicate seals for use outside Bermuda.

82.                                 Manner in which seal is to be affixed

The seal of the Company shall not be affixed to any instrument except attested by the signature of a Director and the Secretary or any two Directors, or some other person appointed by the Board for the purpose, provided that any Director, or Officer, may affix the seal of the Company attested by such Director or Officer’s signature only to any authenticated copies of these Bye-laws, the incorporating documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such Director or Officer.

WINDING-UP

83.                                 Winding-up/distribution by liquidator

If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he or she deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

ALTERATION OF BYE-LAWS

84.                                 Alteration of Bye-laws

No Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made until the same has been approved by a resolution of the Board and by a resolution of the Members.

*****

***

*

SCHEDULE - FORM A (Bye-law 48)

PROXY

I

of

the holder of                         share in the above-named Company hereby appoint                                or failing him/her                                                            or failing him/her                                        as my proxy to vote on my behalf at the General Meeting of the Company to be held on the              day of                           ,  19     , and at any adjournment thereof.

Dated this                                         day of                        , 19

*GIVEN under the seal of the company

*Signed by the above-named

Witness

*Delete as applicable.

SCHEDULE - FORM B (Bye-law 57)

NOTICE OF LIABILITY TO FORFEITURE FOR-NON PAYMENT OF CALL

You have failed to pay the call of [amount of call] made on the            day of           , 19       last, in respect of the [number] share(s) [numbers in figures] standing in your name in the Register of Members of the Company, on the            day of           , 19     last, the day appointed for payment of such call. You are hereby noted that unless you pay such call together with interest thereon at the rate of            per annum computed from the said            day of           , 19     last, on or before the            day of           , 19     next at the place of business of the said Company the share(s) will be liable to be forfeited.

Dated this            day of       , 19

[Signature of Secretary]

By order of the Board

SCHEDULE - FORM C (Bye-law 61)

TRANSFER OF A SHARE OR SHARES

FOR VALUE RECEIVED	[amount]

[transferor]

hereby sell assign and transfer unto	[transferee]

of	[address]

[number of shares]

shares of	[name of Company]

Dated

(Transferor)

In the presence of:

(Witness)

(Transferee)

In the presence of:

(Witness)

SCHEDULE - FORM D (Bye -law 65)

TRANSFER BY A PERSON BECOMING ENTITLED ON DEATH OF A MEMBER

I/We having become entitled in consequence of the death of [name of the deceased Member] to [number] share(s) numbered [number in figures] standing in the register of members of [Company] in the name of the said [name of deceased Member] instead of being registered myself/ourselves elect to have [name of transferee] (the “Transferee”) registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee his or her executors administrators and assigns subject to the conditions on which the same were held at the time of the execution thereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

WITNESS our hands this            day of           , 19

Signed by the above-named	)

[person or persons entitled]	)

in the presence of:	)

Signed by the above-named	)

[transferee]	)

in the presence of:	)